EXHIBIT 4.28

Schedule identifying material details of warrants issued by the Company substantially identical to the Warrant filed in Exhibit 4.27

NOTE: All share amounts and exercise prices reflect pre-split values.

Date    Warrant Number  Exercise Price
Issued Warrant Holder  No. of Shares Expiration Date

1/19/00 Gulfstream Financial 99-1 700,000    Exercise Price: $2.00
 Partners, LLC     Expires: 1/19/05
       Cancelled

1/19/00 Blake Capital Partners 99-2 250,000  Exercise Price:  $2.00
       Expires:  1/19/2005
       Cancelled

1/19/00 Wayne W. Mills  99-3 500,000  Exercise Price:  $2.00
       Cancelled
       Expires:  1/19/2005

1/19/00 Continental Holdings 99-4 350,000  Exercise Price:  $2.00
       Expires:  1/19/2005

1/19/00 Ralph H. Grills, Jr. 99-5 100,000    Exercise Price:  $2.00
       Expires:  1/19/2005

1/19/00 Barry Hollander  99-6 100,000  Exercise Price:  $2.00
       Expires:  1/19/2005

1/19/00 McCandish Partners 99-7 50,000  Exercise Price:  $2.00
       Expires:  1/19/2005

1/19/00 Falconberg Corporation 99-8 250,000  Exercise Price:  $2.00
       Cancelled
       Expires:  1/19/2005
       Transferred balance to 99-11

1/19/00 US Bank Trust, NA 99-9 25,000  Exercise Price:  $2.00
Trustee FBO William M. Mower IRA   Expires:  1/19/2005
       Transferred balance to 99-12

1/19/00 William M. Mower 99-10 25,000  Exercise Price:  $2.00
       Cancelled
       Expires:  1/19/2005